SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Defintive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12



                               IES INDUSTRIES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per  Exchange  Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
(3)      Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
- --------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
(5)      Total fee paid:
- --------------------------------------------------------------------------------


[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee



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         was paid  previously.  Identify  the  previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         $500,063
- --------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         PRELIMINARY PROXY MATERIALS of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY, JOINT PROXY STATEMENT of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY AND PROSPECTUS of WPL HOLDINGS, INC. and INTERSTATE POWER COMPANY, ON FORM S-4 FILE NO. 333-07931, and SUPPLEMENT TO JOINT PROXY STATEMENT and PROSPECTUS SUPPLEMENT, ON FORM S-4 amended by FORM S-4/A FILE NO. 333-10401
- --------------------------------------------------------------------------------

(3)      Filing Party:

         IES INDUSTRIES INC, WPL HOLDINGS, INC and INTERSTATE POWER COMPANY
- --------------------------------------------------------------------------------

(4)      Date Filed:
         JANUARY 18, 1996,  JULY 11,  1996,  AUGUST 19, 1996 and AUGUST
         22, 1996
- --------------------------------------------------------------------------------





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                                A Merger In Hand
                               Is Worth More Than
                             MidAmerican's Promises.

A Real Deal...
- --------------

The Interstate Energy Corporation three-way merger is well on its way to completion. We believe that shareholder approval on September 5 will allow us to complete the merger in eight to 10 months.

Versus No Deal.
- ---------------

MidAmerican has put forth nothing more than a proposal which, we believe, may never be completed. Consider that a MidAmerican-IES combination would control 85 percent of the Iowa retail energy market. Regulators, who must consider the anti-competitive effects of the deals they review, have raised major issues with other utility mergers.

MidAmerican's proposal has not been submitted for antitrust review by the Department of Justice and the Federal Trade Commission. In contrast, the three-way Interstate Energy merger has already passed antitrust review at the Department of Justice. And IES filed with the FERC on March 1, almost six months ago.

We believe any MidAmerican merger - if it ever occurs - could take 24 months to complete.

MidAmerican itself has said: "Even if the proposed Wisconsin (three-way merger) transaction is not approved, a merger agreement between MidAmerican and IES may not be entered into. If such a merger agreement is entered into, the terms of such agreement may vary substantially from the terms of the MidAmerican proposed transaction described herein." (underlining added)

                         A "No" Vote Could Mean No Deal.

                       Not Voting Could Also Mean No Deal.

                    Vote "Yes" To the Deal That Can Get Done:
                     The Interstate Energy Three-Way Merger.

                                 IES Industries

                    We Put Our Pride On The Line. Every Day.

                  IMPORTANT INFORMATION FOR IES SHAREHOLDERS We urge you to support the merger of IES, WPL Holdings and Interstate Power, a transaction the IES board recommends as in the best interests of shareholders. Vote YES to support the IEC merger.

If you have any questions about the proxy or the merger, please call IES SHAREHOLDER SERVICES TOLL-FREE: 1-800-247-9785 or GEORGESON & COMPANY INC. TOLL
FREE: 1-800-223-2064

IES filed with the Securities and Exchange Commission proxy statement/prospectus and other materials relating to the solicitation of proxies in favor of the proposed IES/WP&L/ Interstate merger. That proxy statement and prospectus and other material are incorporated herein by reference.


                                       -2-

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